Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Vyrian, Inc. on Form S-1/A2 of our report dated January 16, 2013.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP www.malone-bailey.com Houston, Texas January 28, 2013